SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 27, 2002


                                   iPCS, Inc.

             (Exact name of registrant as specified in its charter)


            Delaware                    333-47682                 36-4350876
            --------                                              ----------

                                        333-47688
(State or other Jurisdiction      (Commission File No.)       (I.R.S. Employer
       of Incorporation)                                     Identification No.)


              233 Peachtree Street, N.E.                 30303
                                                         -----
              Harris Tower, Suite 1700,               (Zip Code)
                   Atlanta, Georgia
       (Address of principal executive offices)




       Registrant's telephone number, including area code: (404) 525-7272




                                 Not Applicable

          (Former name or former address, if changed since last report)

Item 9.           Regulation FD Disclosure.

     On December 30, 2002, AirGate PCS, Inc. ("AirGate"), the parent company of iPCS Inc. ("iPCS"), issued a press release announcing that the filing of AirGate's Annual Report on Form 10-K was being delayed to allow additional time for AirGate to complete its review of certain matters and for the completion of its fiscal year 2002 audit by AirGate's independent auditors.

     As previously announced, due to near-term liquidity issues, iPCS has engaged Houlihan Lokey Howard & Zukin Capital to assist in restructuring its relationship with its secured lenders, public noteholders and Sprint.

     AirGate also announced that it is likely that any restructuring of iPCS will involve a federal bankruptcy proceeding, and that AirGate's ownership in iPCS will have no value after the restructuring is complete. In addition, iPCS will be unable to deliver the audited financial statements and audit opinion required by iPCS' senior secured credit facility and the indenture under which its notes are issued. While iPCS has cure periods under these agreements, iPCS does not anticipate it will be able to satisfy these requirements during the cure periods. iPCS is working with its lenders and noteholders on a forbearance agreement, however, there is no assurance that such negotiations will be successful.

     A copy of the press release referenced above is attached hereto as Exhibit 99.1.

     In addition, based upon the limited number of holders of iPCS' 14% Senior Discount Notes due 2010, iPCS has requested that the Securities and Exchange Commission permit iPCS to suspend its obligations to file periodic reports, including iPCS' obligation to file its Annual Report on Form 10-K for the year ended September 30, 2002.


Item 7.           Financial Statements and Exhibits.

(c)      Exhibits.

Exhibit No.      Description

99.1             Press Release of AirGate PCS, Inc. dated December 30, 2002

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        iPCS, INC.


Date: December 30, 2002          By:    /s/ Thomas M. Dougherty
                                       ----------------------------
                                            Thomas M. Dougherty
                                            Chief Executive Officer